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Exhibit 11


                              DATAWORKS CORPORATION
          STATEMENTS OF CONSOLIDATED COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                    (in thousands, except per share amounts)


                                                                      Three Months Ended                   Nine Months Ended
                                                                         September 30,                       September 30,
                                                                -----------------------------          --------------------------
                                                                   1998               1997                1998            1997
                                                                ----------         ----------          ----------      ----------
BASIC EARNINGS PER SHARE:

Net Income (loss)                                               $      (71)        $   (9,190)         $    3,851      $   (5,861)
                                                                ==========         ==========          ==========      ==========

Weighted average number of common shares outstanding                14,397             13,870              14,272          13,765
                                                                ==========         ==========          ==========      ==========

Basic earnings (loss) per share                                 $     0.00         $    (0.66)         $     0.27      $    (0.43)
                                                                ==========         ==========          ==========      ==========


DILUTED EARNINGS PER SHARE:

Net Income (loss)                                               $      (71)        $   (9,190)         $    3,922      $   (5,861)
                                                                ==========         ==========          ==========      ==========

Weighted average number of common shares outstanding                14,397             13,870              14,272          13,765

Weighted average options and warrants to purchase common
     Stock as determined by the treasury method                       --                 --                   571            --
                                                                ----------         ----------          ----------      ----------

Weighted average number of diluted common shares outstanding        14,397             13,870              14,843          13,765
                                                                ==========         ==========          ==========      ==========

Diluted earning (loss) per share                                $     0.00         $    (0.66)         $     0.26      $    (0.43)
                                                                ==========         ==========          ==========      ==========